Exhibit 99.1

For Immediate Release
Thursday, April 28, 2005
Press Release


                            FNB CORPORATION ANNOUNCES
                          RECORD FIRST QUARTER EARNINGS
                                  AND DIVIDEND


CHRISTIANSBURG, Virginia - William P. Heath, Jr., President and CEO of
FNB Corporation (NASDAQ: FNBP), announces record first quarter earnings for the parent company of First National Bank, FNB Salem Bank & Trust, and Bedford Federal Savings Bank.

Net income for first quarter 2005 was $4,018,000, up 17.8 percent or $608,000 over the $3,410,000 reported in the first quarter of last year. Basic earnings per share increased 17.1 percent, from $.47 to $.55, over the same time frame. The increase in earnings resulted from strong revenue growth in the community banking and mortgage banking segments, and from net favorable non-recurring items amounting to $174,000 due principally to a gain from an exchange of real estate.

Loan and deposit balances grew 6.9 percent and 6.4 percent, respectively, from March 31, 2004 to March 31, 2005. Secondary market mortgage volume increased 50 percent over the same period.

Total assets were $1,407,916,000 at March 31, 2005.

Non-performing assets dropped from .61 percent of loans at March 31, 2004, to ..50 percent at December 31, 2004, to .40 percent at March 31, 2005, and are in line with peer averages.

Details of the Corporation's financial performance follow.

"We achieved record quarterly earnings through solid, balanced performance in all of our major business lines including insurance, secondary market mortgage, asset management, and basic banking services," reported Heath. "We are also implementing many strategies to positively impact future performance, including expanding our private banking line of business, positioning our branches where most convenient to current and prospective clients, and utilizing state-of-the art software to identify and address needs for additional products and services among existing customers in order to enhance those relationships and broaden that base."

As previously announced, Glen C. Combs joins the Board of FNB today and will stand for election by shareholders at the Corporation's upcoming annual meeting. Combs has been a director of FNB's Salem/Roanoke affiliate since 1987, prior to acquisition, and its chairman since April 21. He will serve in the dual capacity of affiliate bank chair and Corporation director, as permitted by FNB's bylaws.

A resident of Roanoke, Virginia, Combs completed his degree in business administration at Virginia Polytechnic Institute and State University. He played basketball in college, and then professionally in the American Basketball Association, before becoming president and owner of a food brokerage business. Combs sold his business to Acosta Sales in 1997, and retired as vice president of Acosta Sales in 2001.

Combs is active in his community, volunteering on the boards of the American Red Cross, Virginia Western Educational Foundation, Apple Ridge Farm (an outdoor educational camp), New Century Venture Center (a small business incubator), and Western Virginia Foundation for the Arts and Sciences operating as The Center in the Square. He also serves as a director of Friendship Retirement Community.

"We are delighted with Glen's acceptance of this appointment," stated Kendall
O. Clay, Chairman of the Board of FNB Corporation. "We have no doubt that his business expertise, strong ties to the community, insightful perspective, and strategic guidance will prove invaluable as we pursue opportunities to build shareholder value."

In its meeting today, FNB's Board approved the payment on May 27, 2005 of a quarterly cash dividend in the amount of $0.19 per share to stockholders of record on May 9, 2005. The payment represents an annual yield to shareholders of approximately 3.17 percent based on the stock's recent trading price.

FNB's Annual Meeting of Shareholders will commence at 2:00 p.m. on Tuesday, May 10, 2005. For the first time, the meeting will be held at the Event Centre in Christiansburg, Virginia.

FNB Corporation is one of the largest publicly-held commercial bank holding companies based in Virginia, with over $1.4 billion in assets. Through the activities of its affiliates, First National Bank, FNB Salem Bank & Trust, and Bedford Federal Savings Bank, the Corporation operates 26 full-service branches and 2 loan production offices. Services are also provided around the clock through over 50 automated teller machines, telephone banking, and on-line banking at www.fnbonline.com.

For more information contact:

William P. Heath, Jr.                           Daniel A. Becker
President/CEO                                   Executive Vice President/CFO
(540) 382-6041                                  (540) 381-6758


Statements made in this release relating to the company's future prospects and performance are "forward-looking statements" that are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied by such statements.
Factors that could have a material adverse effect on the operations and future prospects of the company include, but are not limited to, changes in: interest rates, general economic conditions, the legislative/regulatory climate, monetary and fiscal policies of the US Government including policies of the US Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the company's market area, and accounting principles, policies, and guidelines. The information provided in this release is provided only as of the date of this release, and the company undertakes no obligation to update any forward-looking statements made herein.


FNB CORPORATION AND SUBSIDIARIES
(in thousands, except percent and per share data)

                                       2005       2004     Change   % Change
Quarter Ended March 31
  Net income                    $     4,018 $    3,410        608       17.8
  Net interest income                12,373     11,761        612        5.2
  Net interest income (FTE)(1)       12,443     11,873        570        4.8
  Noninterest income excluding
   securities gains (losses)          4,174      3,198        976       30.5
  Noninterest expense                 9,463      9,031        432        4.8
  Provision for loan losses             646        637          9        1.4

Per Share Data
  EPS basic                     $      0.55 $     0.47       0.08       17.1
  EPS fully diluted                    0.55       0.47       0.08       17.4
  Dividends declared                   0.19       0.18       0.01        5.6
  Book value                          20.82      19.91       0.91        4.6
Weighted average shares
 outstanding basic                    7,275      7,229         46        0.6
Weighted average shares
 outstanding fully diluted            7,332      7,302         30        0.4
Shares outstanding quarter
 end (net of unearned)                7,276      7,236         40        0.6

Financial Ratios
  Return on average assets             1.15%      1.02%
  Return on average share-
   holders' equity                    10.68       9.61
  Net interest margin (1)              3.90       3.93
  Equity to assets                    10.76      10.66
  Allowance for loan losses
   to loans, net of unearned
   income                              1.23       1.20

Selected Balances at March 31
  Total assets                  $ 1,407,916 $1,345,665     62,251        4.6
  Loans, net of unearned
   income                         1,106,892  1,035,822     71,070        6.9
  Allowance for loan losses          13,603     12,413      1,190        9.6
  Securities                        159,827    171,059    (11,232)      (6.6)
  Deposits                        1,134,314  1,066,137     68,177        6.4
  Other interest-bearing funds      115,726    127,932    (12,206)      (9.5)
  Shareholders' equity              151,482    144,064      7,418        5.1

Asset Quality                                 % of Loans           % of Loans
                                       2005      & ORE      2004      & ORE
Nonperforming Assets
  Nonaccrual loans                 $  2,663       0.24  $  4,556       0.44
  Other real estate                   1,389       0.13     1,267       0.12
  Loans past due 90 days
   or more                              342       0.03       489       0.05
  Total nonperforming assets       $  4,394       0.40  $  6,312       0.61


Net charge off ratio                   0.07%                0.09%

(1) Fully taxable equivalent

FNB CORPORATION AND SUBSIDIARIES
(in thousands, except percent and per share data)

                                       2005       2004     Change   % Change
Alternative Performance Measures
for Quarter Ended March 31 (2)
  Net income                     $    4,018 $    3,410        608       17.8
  Plus amortization of core
   deposit intangibles                  306        347        (41)     (11.8)
  Equals cash basis operating
   earnings (2)                       4,324      3,757        567       15.1
  QTD average assets              1,402,983  1,331,652     71,331        5.4
  Less QTD intangible assets         47,773     49,146     (1,373)      (2.8)
  Equals QTD average tangible
   assets (2)                     1,355,210  1,282,506     72,704        5.7
  QTD average equity                150,547    141,899      8,648        6.1
  Less intangible assets equals
   QTD average tangible
   equity (2)                       102,774     92,753     10,021       10.8
  Cash basis EPS (2)                   0.59       0.52       0.07       13.5
  Cash basis EPS fully
   diluted (2)                         0.59       0.52       0.07       13.5
  Cash basis return on average
   tangible assets (2)                 1.28%      1.17%      0.10        8.9
  Cash basis return on average
   tangible equity (2)                16.83      16.20       0.63        3.9


(2) As a supplement to Generally Accepted Accounting Principles ("GAAP"), management also reviews operating performance based on its "cash basis earnings" to fully analyze its core businesses. Cash basis earnings exclude amortization expense attributable to intangibles (goodwill and core deposit intangibles) that do not qualify as regulatory capital. Financial ratios based on cash basis earnings exclude the amortization of nonqualifying intangible assets from earnings and the unamortized balance of nonqualifying intangibles from assets and equity.

    In management's opinion, cash basis earnings are useful to investors because by excluding material non-recurring items and non-operating adjustments stemming from the consolidation of our organization, they allow investors to see clearly the combined economic results of our multi-bank company. These non-GAAP disclosures should not, however, be viewed as a substitute for GAAP measures, nor should they be viewed in direct comparison with non-GAAP measures of other companies.